Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Watts Water Technologies, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-188669, 333-142714, 333-64627, 333-108699, and 333-115968) on Form S-8 and (Nos. 333-85862 and 333-255029) on Form S-3 of our report dated February 21, 2023, with respect to the consolidated financial statements of Watts Water Technologies, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Boston, Massachusetts

February 21, 2023